UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2018 (February 12, 2018)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018 we issued a press release announcing that our Chief Financial Officer (“CFO”), Marcelino Rodriguez, is leaving the Company effective February 23, 2018, and that Monte Green, age 43, will serve as our interim CFO while the Company conducts a search for a permanent CFO.

Mr. Green has more than 20 years of experience in commercial and investment banking, mergers and acquisitions, financial reporting and analysis, and business integration and operating processes. Since November 2015, Mr. Green has served as the Company’s Director of Corporate Development, and led the Company’s mergers and acquisitions and business development functions, including the acquisitions and subsequent integrations of Nagase FineChem Singapore (Pte) Ltd., Sealweld Corporation and Flowchem Holdings LLC. Mr. Green was also substantially involved in the Company’s recent successful equity offering, as well as debt financing and repricing related to the Flowchem acquisition. Before joining the Company in 2015, Mr. Green served as Senior Vice President of Imperial Capital working on mergers and acquisitions, financing and restructuring transactions. Prior to that position, Mr. Green was at Lehman Brothers Investment Banking and Bank of America. Mr. Green holds the Chartered Financial Analyst (CFA) designation.

There have been no transactions directly or indirectly involving Mr. Green that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated February 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: February 13, 2018
Roger C. Jackson
Vice President, General Counsel and Secretary